Aberdeen Standard Palladium ETF Trust S-3

Exhibit 10.1

SECOND AMENDMENT TO THE

ALLOCATED ACCOUNT AGREEMENT

OF

Aberdeen Standard Palladium ETF Trust

(formerly, ETFS PALLADIUM TRUST)

This Second Amendment to the Allocated Account Agreement (this “Amendment”) of the Aberdeen Standard Palladium ETF Trust (formerly, ETFS Palladium Trust) (the “Trust”), dated as of May 7, 2020, is made by and between JPMorgan Chase Bank, N.A., as the custodian of the Trust (the “Custodian”), and The Bank of New York Mellon, a New York banking corporation, as the trustee of the Trust (the “Trustee”).

WITNESSETH THAT:

WHEREAS, the Custodian and the Trustee are parties to the Allocated Account Agreement dated as of December 30, 2009, as amended as of October 1, 2018 (the “Agreement”), which established an allocated palladium account in the Trustee’s name for the Trust; and

WHEREAS, pursuant to Section 15.5 of the Agreement, the Custodian and the Trustee desire to amend the Agreement to extend the term thereof.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereby agree as follows:

1.	(a) Amendment to Section 13.2 of the Agreement. The first paragraph of Section 13.2 is hereby deleted in its entirety and replaced with the following:

Term: This Agreement shall have a term ending on December 31, 2021 and, at the end of such term and any subsequent term, shall automatically renew for a term of one year unless terminated by the parties in accordance with this clause 13; provided that during such periods this Agreement may be terminated immediately upon written notice as follows:

(b) For the avoidance of doubt, items (1) through (6) of Section 13.2 remain unchanged.

2.            The amendments contemplated by this Amendment shall, upon execution of this Amendment by the Custodian and the Trustee, be effective as of January 1, 2020, and no further action shall be required to make such amendments effective.

3.            Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

4.            This Amendment shall be interpreted under, and all rights and duties under this Amendment shall be governed by, English law.

5.            Except as otherwise specified in this Amendment, or as the context may otherwise require, capitalized terms shall have the meaning ascribed to them in the Agreement.

6.            This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Facsimile and electronic counterpart signatures shall be acceptable and binding.

7.            Pursuant to Section 5.5(a) of the Depositary Trust Agreement of the Trust, dated as of December 30, 2009, as amended, the Sponsor hereby approves of the Trustee entering into this Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

JPMorgan Chase Bank, N.A.,

as Custodian

  /s/ David Nahmanovici

Name: David Nahmanovici

Title: Managing Director

The Bank of New York Mellon,

solely in its capacity as Trustee and not individually

  /s/ Patrick Griffin

Name: Patrick Griffin

Title: Vice President / Service Director

Aberdeen Standard Investments ETFs Sponsor LLC

(formerly, ETFS Securities USA LLC),

solely as to paragraph 7

  /s/ Lucia Sitar

Name: Lucia Sitar

Title: V.P.

[Signature Page to Second Amendment to Allocated Account Agreement]